AMENDMENT # 47 to FUND SERVICES AGREEMENT

This AMENDMENT # 47 (this “Amendment”) by and between PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK N.A. as the successor to J.P. Morgan Investor Services Co. (“J.P. Morgan”, and together with ProShares, the “parties”) to the Fund Services Agreement between the parties dated June 16, 2006, as amended (the “Agreement”) is hereby entered into as of June 28, 2018.

WITNESSETH

WHEREAS, the parties have entered into the Agreement, and now wish to amend the Agreement as of the date hereof in the manner set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and J.P. Morgan hereby acknowledge and agree as follows:

1.        Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.        Amendments.

(a)       Schedule B (Fees and Expenses) of the Agreement is hereby modified and supplemented by the addition of the following:

“N-PORT & N-CEN Fee Schedule for ALL Funds

Core N-PORT		Annual Fee for Funds with Securities	Annual Fee for Funds with Non-Securities
Core Form N-PORT One Time Build	[redacted]	[redacted]	[redacted]
Core Form N-PORT Ongoing Fee	[redacted]	[redacted]	[redacted]

Enhanced N-PORT (in addition to Core N-PORT Fee)			Annual Fee
Enhanced Form N-PORT Ongoing Fee	[redacted]		[redacted]

Premium N-PORT (in addition to Core N-PORT Fee)			Annual Fee
*Premium Form N-PORT Ongoing Fee	[redacted]		[redacted]

*	Reduced to [redacted] per fund until May 31, 2019

Form N-CEN		Funds with Securities	Funds with Non-Securities
Core Form N-PORT One Time Build	[redacted]	[redacted]	[redacted]
Core Form N-PORT Ongoing Annual Fee	[redacted]	[redacted]	[redacted]

The following describes the classification of various types of N-PORT filing services (Core, Premium and Enhanced) that J.P. Morgan offers:

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1.     Core Form N-PORT Services

J.P. Morgan will prepare and file Form N-PORT on a monthly basis.

2.     Enhanced Form N-PORT Services

In addition to (1) above J.P. Morgan will provide Daily Liquidity Classifications related to the provision of the Core N-PORT Services.

3.     Premium Form N-PORT Services

In addition to (1) above J.P. Morgan will provide both Daily Liquidity Classifications and Monthly Risk Metrics Calculations related to the provision of the Core N-PORT Services.”

(b)	Subsections D and E of Section I (Financial Reporting Services) of Schedule C (Description of Fund Administration and Compliance Services) of the Agreement are hereby amended and restated to read as follows:

D. Coordinate, prepare, review, and file Form N-Q (quarterly) and Form N-PORT (monthly), as required.

E. Coordinate, prepare, review and file either Form N-SAR (semi-annually) or Form N-CEN (annually), as required, for all Funds.

(c)	The parties agree that the services set out in subsection (b) above may be terminated by ProShares upon 60 days written notice to J.P. Morgan (with such notice given pursuant to the procedures set out in the Agreement).

3.        Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4.         Each of the parties hereby represents and warrants that:

(a)         the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b)         the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5.         This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.         This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine) and the applicable provisions of the 1940 Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year set forth above.

PROSHARES TRUST

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Greg Cook
Name:	Greg Cook
Title:	Executive Director

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